UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

AMENDMENT 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 29, 2011

(Date of earliest event reported)

PMX Communities, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-161699	80-0433114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 Glades Road, Suite 100

Boca Raton, FL 33434

(Address of principal executive offices (zip code)

561-245-4605

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ___  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ___  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ___  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ___  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  On January 3, 2012, the registrant was provided written notice of the resignation of Mark R. Connell as the registrant’s president, chief executive officer and a director, effective as of December 29, 2011.  The registrant and Mr. Connell are in discussions relating to certain matters pertaining to his employment agreement with the registrant dated as of August 5, 2011.  Mr. Connell has returned his 6,000,000 shares to the company as part of his resignation.

It is anticipated that Michael Hiler, the registrant’s chairman of the board of directors and chief financial officer, will be appointed to serve as the registrant’s interim president and interim chief executive officer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

As of February 3, 2012, the registrant has entered into a promissory note with Mark Connell to pay $12,000 in claimed legal and accounting fees.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

No.

Description

--------

--------------

Ex 10.1

First Amendment to Executive Employment Agreement, originally entered into on August 1, 2011 and amended on December 26, 2011, between

PMX Communities, Inc. and Mark Connell

Ex 10.2

Promissory Note dated February 3, 2012 between PMX Communities, Inc. and Mark Connell

Dated: February 15, 2012

PMX COMMUNITIES, INC.

By:     /s/Michael C. Hiler

Name:    Michael C. Hiler

Title:  Acting Chief Executive Officer

Chief Financial Officer

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